EXHIBIT 10.1

Cooperation agreement

§ 1 Object of Contract
(1) xx
(3) xx
(The parties) agree with the development and implementation of wind farm projects on the basis of equal rights according to the division of responsibilities, cost sharing and revenue sharing. together this contract. The wind farm projects to be covered by this cooperation agreement, are the projects from the project list acc. Appendix 1) to the contract.
(4)
Is agreed that the two parties to enter into a joint project-KG ("KG"), in which they each own 50% will be involved and contribute in all project rights are fully and promptly. The use of contracts to be transferred immediately to the KG.
(5)Both parties are entitled to all rights and obligations arising for them from this agreement, individually or collectively, to transfer to one or more subsidiaries or affiliates in whole or in part, provided that all rights and obligations under this contract completely takes over.
A transfer of rights and obligations under this agreement by either party to third parties is possible only with the prior written consent of the other party.
§ 2 Rights and obligations of the parties

(1)
The contracting parties commit themselves to trust and cooperation.
All decisions are made collectively and by consensus, if not this cooperation agreement stipulates otherwise in certain situations. The contracting parties commit themselves to their actions and the fulfillment of their obligations adequately in writing, eg Email documented. In addition to joint projects, a project list acc. Appendix 1 is performed), which was regularly updated by the contractors.
(2)
Each party is obligated to the other party to provide all of this required information and documents available to allow it to meet its obligations without hindrance from the cooperation agreement. In addition, both parties agree that they are at regular intervals, eg once a month, the coordination and organization of the meeting will vote by telephone or cooperation. The specific dates will be mutually agreed between the parties.
(3)
Each Party shall have the opportunity to meet 50% of the tasks for the respective wind farm project. The parties agree that they will vote in a time interval of three months on how the percentage distribution should look like the work performance.
Each project is assigned a fixed contact on both sides, between which the correspondence on the projects, task performance and accounting division.

There are the following tasks in the context of cooperation:

xxx

Furthermore, the Parties agree that all costs are borne by third parties resulting from 50% to each party. If a Party its share of these costs for a development step to take, the other contracting party the right to assume these costs as well. In this case, the share of non-paying contractual partner shall be reduced to a developing step by half.

The cost to date for the incurred under § 1 para 3 above are projects are defined in Appendix 2) by both parties and open to the beginning of the cooperation compensated or offset.
Example: If the cost of the development step before BImSchG be paid on site by a non-contracting party, the compensation is reduced in the case of one party from 20% to 10%.

Upon receipt of the approvals will be decided by consensus by BIMSCH respective shareholders' resolution of the limited partnership as to whether any party over 50% of the wind turbine locations was obtained for a permit, may freely dispose of or sell the project best bidder and the profits divided therefrom.
(4)
When the percentage distribution of tasks may also be an exchange agreement between the parties to be made.
This is as follows:
That task is by the person who according to them actually. Cooperation agreement would have to meet, provided free disposition.
If he is not then within 14 days to decide to exercise the task itself, indicating that the other party in writing, so she takes the other party.
This would not even accept the task, the project will be sold to a third party agreement.

§ 3 COSTS and profit distribution
(1)
Costs incurred by the commissioning of external services (eg surveyor offices) will be shared equally by the parties or the limited partnership. All other costs (travel expenses, etc.) are borne by the contractor, in which they arise.
(2)
The "planning gain" is defined as follows: Sale price minus cost of the project and WWP reimbursement for costs previously borne external third parties. Internal costs such as salary costs and general business costs are calculated by either side.
(3)
The winning design will be in accordance with the contract partners. fulfilling their contractual obligations divided proportionately.
If any party so 50% of the tasks according to. the list in § 2 (3) satisfied, he receives 50% of planning gain.
Otherwise, he will receive the pro rata according to planning gain. the share of tasks.

§ 4 Confidentiality, privacy and the obligation to return
(1)
Each contracting party shall maintain the cooperation of all relevant matters to disclose to third parties. This does not include only information that
• prior to the collaboration were public knowledge, or
• it has been known by any third party without breach of confidentiality, or
• of this agreement except in writing or were
• The company already has had access.

The burden of proof for the existence of these exemptions bears the respective parties, the party seeking to rely on them.
Regardless of WWP is entitled to give this agreement the SEC made public, and to write press releases about the content of this cooperation and the continuous. About these press releases xxx is notified in advance.

(2)
The contracting parties undertake to hand over documents about the objects of their work under this contract to third parties only with the consent of the other party.
(3)
Compliance with all observed data protection rules is the responsibility of each Party for its own jurisdiction.
(4)
All parties agree to them, information according to data of the other contracting party for a period of 3 years after termination of this contract to keep confidential.
(5)
Without prejudice to any mandatory legal requirements.

§ 5 Cancellation / Termination

(1)
The contract will be signed by the party in power. He has a minimum term of two years and is written with a period of 6 months, first at the end of the third year of the contract term, termination.

If the contract is not terminated within the period specified by one of the two parties, it is automatically extended for additional 12 months.
(2)
Both parties remain free, the right to immediately terminate the agreement for good reason. An important reason for the termination of this contract in particular the opening of insolvency proceedings is on the assets of the other party, the refusal to open insolvency proceedings for lack of assets and the non-performance of major contractual obligations of the other party.
(3)
Announces a cooperation partner of this contract in accordance. § 5 (1), (2), then the other the right to continue all the unfinished projects and to sell or to decide what has happened to continue with these projects. The terminating party to ensure that support for this case the other party to the extent required and all necessary rights, etc. of the projects immediately transferred to the KG, if you have not already done so. In this case, to the terminating partner a planning gain that corresponds to a percentage of the services up to that point.

§ 6 Other
(1)
Exclusive jurisdiction is xxx.
(2)
Only applicable law to this contract is the law of the Federal Republic of Germany.
(3)
The plant 1) and 2) are essential components of this contract.
(4)
Changes to the contract must be in writing, may be waived only in writing.
(5)
Should one or more provisions of this agreement invalid or unenforceable or become invalid, the validity of the remaining provisions.
In place of the invalid or unenforceable provision shall be retroactive to that determination, to the intention of the parties when concluding the framework agreement comes closest.
(6)
This contract is subject to the approval of the "Board of Directors" of the WWP. WWP will endeavor to obtain such consent within 14 days after signature.